UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 14, 2016

PEAK RESORTS, INC.

(Exact name of registrant as specified in its charter)

Missouri	001-35363	43-1793922
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

17409 Hidden Valley Drive
Wildwood, Missouri		63025
(Address of principal executive offices)		(Zip Code)

(636) 938-7474

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

This Amendment No. 2 to the Current Report on Form 8-K amends Item 2.02 of the Current Report on Form 8-K filed on July 14, 2016, as amended by Amendment No. 1 to the Current Report on Form 8-K filed on July 14, 2016 (as amended, the “Original Form 8-K”) solely to correct errors in the press release furnished as Exhibit 99.1 thereto (the “Exhibit”). As previously furnished, the press release reflected incorrect data in (a) the net loss specified in the highlights, (b) the first chart in the body of the press release under “Loss per share (basic and diluted)” for the three months ended April 30, 2015, and (c) the first chart in the body of the press release, which omitted the “Vested restricted stock units” line.  These errors have been corrected on Exhibit 99.1 to this Amendment No. 2 referenced below. No other changes have been made to the Original Form 8-K.

Item 2.02. Results of Operations and Financial Condition.
 On July 14, 2016, Peak Resorts, Inc. issued a press release announcing its financial results for the fourth fiscal quarter and year ended April 30, 2016.  Exhibit 99.1 attached hereto is an amendment and restatement of the press release that was furnished as Exhibit 99.1 on the Original Form 8-K and is incorporated into this Item 2.02 by reference. The information contained in the website is not a part of this Current Report on Form 8-K.

The information under this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release of Peak Resorts, Inc. dated July 15, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 15, 2016

PEAK RESORTS, INC. (Registrant)

By:	/s/ Stephen J. Mueller
Name:	Stephen J. Mueller
Title:	Chief Financial Officer